                                  EXHIBIT 10.3

                                     LEASE


       THIS LEASE, made and entered into as of the 30th day of April 1999, by and between Duane and Barbara Miller as lessor ("Lessor") and Professional Veterinary Products, Ltd., a Missouri Corporation as lessee (Lessee"), relating to certain real estate located at 10100 "J" Street, Omaha, Nebraska (the "Premises"). The parties agree as follows:

       (1) DEMISE. Lessor hereby leases unto Lessee, and Lessee leases from Lessor, the Premises.

       (2) TERM. The initial term of this Lease shall be for a period of three (3) months commencing on May 1, 1999 and terminating on August 1, 1999. Lessee shall have the right to extend this Lease until October 1, 1999 on a month-to-month basis at the same monthly rental as the initial term. If anything beyond the control of Seller prevents it from occupying its new premises by October 1, 1999, the Seller may continue to lease the property on a month-to-month basis at a rate of Eighteen Thousand and no/100 Dollars ($18,000.00) per month until December 31, 1999.

       (3) RENTAL. Lessee shall pay, as monthly rent for the use and occupancy of the Premises, the amount of Fifteen Thousand and no/100 Dollars ($15,000.00). All rent shall be due and payable on the first day of each month during the term hereof.

       (4) USE OF THE PREMISES. Lessee may use the Premises for uses which are permitted or allowed under (or not prohibited by) the local zoning ordinance. Lessee shall comply with all laws, statutes, ordinances, rules and the like governing Lessee's particular use and occupancy of the Premises.

       (5) INSURANCE. Lessee shall maintain, at its own expense, the following types and amounts insurance (which may be included under a blanket insurance policy if all the terms hereof are satisfied) designated below:

                  (a) Lessee shall obtain, maintain and pay for insurance from a responsible insurance company or companies authorized to do business in the State of Nebraska insuring against loss, damage or destruction by all risks of loss including but not limited to, fire and other casualty, including theft, vandalism and malicious mischief, flood, machinery or equipment (Boiler and Machinery), earthquake, sprinkler damage, glass, loss of rental income, all matters covered under special form and extended coverage endorsements, insuring the premises and all improvements and betterments thereon for not less than the 100% of their full insurable replacement cost. All insurance policies shall designate Lessor and Lessors mortgagee as additional insureds as their interests may appear. Lessee represents that it will be responsible for insuring or self-insuring its personal property, contents, inventory, etc.

                (b) Lessee shall obtain, maintain and pay for Comprehensive General Liability Insurance from an insurance company or companies authorized to do business in the State of Nebraska, with limits not less than $1,000,000 in the primary policy and $5,000,000 in the excess/umbrella for bodily injury, death, property damage or personal injury from any one accident, for any claims, demands or causes of action of any person or persons arising out of the Lessee use thereof. Such insurance policy or policies shall contain a "severability of interests" clause or endorsement which precludes the insurer or insurers from denying the claim of either Lessee or Lessor because of the negligence or other acts of the other. All insurance policies shall designate lessor and Lessor's mortgagee as "additional insured's on a primary basis."

                (c) Lessee shall obtain, maintain and pay for Workers' Compensation, employers' liability and such other insurance as may be necessary to comply with applicable laws.

                All insurance policies shall:

                (a) Provide a waiver of subrogation by the insurer as to claims against the lessor, its officers, partners, members, employees and agents.

                (b) Provide that the policies of Insurance shall not be terminated, cancelled, non-renewed or substantially modified without thirty (30) days prior written notice to the Lessor or to any lender covered by the standard mortgagee clause/endorsement.

                (c) Be issued by an insurance company with less than an "A" rating by Best's Insurance Guide.

       Lessee shall provide, upon execution of this lease, certificates of insurance to the Lessor and its designated lender evidencing the insurance satisfying the requirements of this lease is in effect at all times.

       (6) REAL ESTATE TAXES. Lessee shall pay all real estate taxes which become delinquent in 1999 allocable to the period of Lessee's occupancy during the term of this Lease.

       (7) UTILITIES. Lessee agrees to pay when due all charges and costs for utilities or services, if any, consumed in the Premises by Lessee during the term of this Lease.

       (8) MAINTENANCE. Lessee covenants and agrees to maintain the Premises in reasonable condition, at Lessee's costs, and shall deliver them to Lessor at the end of the Lease term in the same condition as they are in on the date hereof except reasonable wear and tear, structural and major repairs and replacements, and damage by insured casualty.

       (9) ALTERATIONS AND IMPROVEMENTS. Lessee may make alterations or additions to the Premises, and construct and place any improvements on the Premises, during the term of this Lease, provided Lessee first obtains Lessors consent as to any material alterations. Lessee shall not allow any construction liens to be filed against the Premises and shall immediately accomplish the removal of any liens that may be filed in violation of this provision. Lessee may erect and maintain signs on the Premises relating to its operations on the Premises.

       (10) CASUALTY. If, during the term of this Lease, the Premises are or any material part thereof shall be destroyed or materially damaged by fire or other casualty or any part of the Premises is so destroyed, which will result in a substantial interference with Lessee's operations on the Premises, then Lessee or Lessor may, within thirty (30) days thereafter, terminate this Lease, and this Lease shall be of no further force and effect as of the date of such casualty. In the event Lessee or Lessor does not so terminate this Lease, this Lease will remain in full force and effect, and rent shall abate in proportion to the area or value of the Premises of which Lessee is deprived. Any insurance proceeds for the Premises shall be the property of Lessor, and any such proceeds that relate to any of the Lessee's personal property shall be the property of Lessee.

       (11) ASSIGNMENT, SUBLETTING, TRANSFER. Lessee may not sublease nor assign any of its interest in this Lease or the Premises.

       (12) DEFAULT REMEDIES.

                (a) DEFAULT BY LESSEE. If default be made in the payment of rent due from Lessee hereunder and such default continues for a period of ten (10) days after written notice thereof shall have been given to lessee, or if default be made in the performance or observance by Lessee of any other covenants or conditions herein contained, and such payment or performance default shall continue for twenty (20) days after written notice shall have been given to Lessee (except if such default be of a nature that cannot be cured within twenty (20) days, Lessee shall have such period of additional time to cure same as may be reasonably required, provided that Lessee promptly commences to cure the default and diligently pursues such cure), then Lessor may elect to terminate this Lease and declare the term ended (or, without terminating this Lease, terminate Lessee's right of possession), to re-enter the Premises or any part thereof, to expel and remove Lessee or any person or persons occupying the same in accordance with law and again to repossess and enjoy the premises, and to collect all rents and other charges due hereunder and reasonable costs of reletting, removal and re-entering including but not limited to reasonable attorney's fees; it being understood, however, that nothing herein shall relieve Lessor of its duty to take reasonable steps to mitigate damages. All damages incurred by Lessor and amount expended by Lessor in curing Lessee's defaults shall be paid by Lessee upon demand by Lessor.

                (b) DEFAULT BY LESSOR. If default be made in the performance or observance by Lessor of any covenants or conditions herein contained, and such default shall continue for twenty (20) days after written notice thereof shall have been given to Lessor (except if such default be of a nature that cannot be cured within twenty (20) days, Lessor shall have such period of additional time to cure same as may be reasonably required provided that Lessor promptly commences to cure the default and diligently pursues such cure); then Lessee may elect to terminate this Lease and declare the term ended or may cure any default by Lessor and deduct the reasonable costs and expenses incurred by Lessee in curing such default, including but not limited to reasonable attorneys' fees, from the rental and any other amounts thereafter accruing to Lessor. All damages incurred by Lessee and amounts expended by Lessee in curing Lessors defaults shall be paid by Lessor upon demand by Lessee.

                (c) REMEDIES NOT EXCLUSIVE. Any right or remedy conferred on Lessor or Lessee under this Lease shall not be deemed to be exclusive of any other right or remedy which might otherwise be available hereunder or at law or in equity. The rights and remedies hereunder shall be cumulative and may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

       (13) QUIET ENJOYMENT. Lessor covenants and agrees that Lessee shall peaceably and quietly have, hold and enjoy the Premises without any hindrance or molestation from Lessor or any other party.

       (14) MISCELLANEOUS.

                (a) NOTICES. Whenever in this Lease it shall be required or permitted that notice be given by any party hereto to the other, such notice shall be given or certified or registered mail, and any notice so sent shall be deemed to have been given on the date that the same is received by the party to whom it is sent (or the date that delivery of such notice is rejected by such party, as the case may be). Notices shall be addressed to Lessor at: P.0. Box 24922, Omaha, Nebraska 68124; and to Lessee at: 10100 "J" Street, Omaha, Nebraska 68127, or at such other address as either party may, from time to time, specify in writing in lieu thereof.

                (b) SURRENDER OF PREMISES. Lessee upon termination of this Lease, by lapse time or otherwise, agrees peaceably to surrender the Premises to Lessor.

                (c) HOLDING OVER. If Lessee, with the prior consent of Lessor, remains in possession of the Premises after the termination of this Lease, and without the execution of a new lease, lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the applicable terms, conditions and covenants of this Lease.

                (d) BENEFIT. This Lease and all covenants and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                (e) PROVISIONS SEVERABLE. If any provision of this Lease shall be held or declared to be invalid, illegal or unenforceable under any law applicable thereto, such provision shall be deemed deleted from this Lease without impairing or prejudicing the validity, legality and enforceability of the remaining provisions hereof.

                (f) APPLICABLE LAW. This Lease shall be governed by and construed under the laws of the State of Nebraska.

                (g) NO WAIVER OF RIGHTS. The failure of Lessor or Lessee to insist upon strict performance of any of the terms, covenants and conditions herein contained shall not be deemed a waiver of any of their rights or remedies by reason thereof, and shall not be deemed a waiver of any subsequent breach or default in any of said terms, covenants and conditions. No covenant or condition of this Lease can be waived except by the written consent of the party against who such waiver is claimed. Until complete performance of any covenant or condition by Lessor of Lessee, as the case may be, each party shall be entitled to invoke any remedy available to such party under this Lease or by law or in equity despite any forbearance or indulgence.

       IN WITNESS HEREOF, Lessor and Lessee have executed this instrument under seal as of the day and year first above written.


                                    LESSEE:   Professional Veterinary Products,
                                              Ltd. a Missouri corporation


                                    By: /s/ DR. LIONEL L. REILLY
                                        -------------------------------

                                    LESSOR:  Duane and Barbara Miller


                                    By: /s/ DUANE E. MILLER
                                        -------------------------------
                                                Duane E. Miller


                                    By: /s/ BARBARA G. MILLER
                                        -------------------------------
                                              Barbara G. Miller

                                    /s/ Dorothy J. Dorr       May 27, 1999
                                    -------------------
                                    Notary Public
                                    Commission Expires:December 9, 2001